Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces Private Offering of Subordinated Notes

Irvine, Calif., September 2, 2014 -- Pacific Premier Bancorp, Inc. (the “Company”) (NASDAQ: PPBI), the holding company of Pacific Premier Bank, announced today the completion of a private placement of $60 million in aggregate principal amount of subordinated notes to certain accredited investors.  The subordinated notes bear a fixed interest rate of 5.75% per annum, payable semi-annually, and mature on September 3, 2024.  The Company estimates that the net proceeds from the sale of the notes will be approximately $59 million, and the notes are expected to qualify as Tier 2 capital for regulatory purposes.  The Company intends to use the net proceeds from this offering for general corporate purposes, including but not limited to, contribution of capital to Pacific Premier Bank to support both organic growth as well as opportunistic acquisitions, should appropriate opportunities arise.

In anticipation of a subordinated debt offering, the Company recently obtained ratings from Kroll Bond Rating Agency (“KBRA”).  KBRA has assigned investment grade ratings of BBB+ and BBB for the Company's senior secured debt and subordinated debt, respectively, and a senior deposit rating of A- for Pacific Premier Bank.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.  The above referenced securities offered and sold by the Company have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an exemption from registration.

About Pacific Premier Bancorp, Inc.

The Company is the holding company for Pacific Premier Bank, one of the largest community banks headquartered in Southern California.  Pacific Premier Bank is a business bank primarily focused on serving small- and medium-sized businesses in the counties of Los Angeles, Orange, Riverside, San Bernardino and San Diego, California.  Pacific Premier Bank offers a diverse range of lending products including commercial, CRE, construction, residential warehouse and SBA loans, as well as specialty banking products for HOAs and franchise lending nationwide.  Pacific Premier Bank serves its customers through its 13 full-service depository branches in Southern California located in the cities of Encinitas, Huntington Beach, Irvine, Los Alamitos, Newport Beach, Palm Desert, Palm Springs, San Bernardino, San Diego and Seal Beach.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company.  Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company.  There can be no assurance that future developments affecting the Company will be the same as those anticipated by management.  The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements.  These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the willingness of users to substitute competitors’ products and services for the Company’s products and services; the impact of changes in financial services policies, laws and regulations (including the Dodd-Frank Wall Street Reform and Consumer Protection Act) and of governmental efforts to restructure the U.S. financial regulatory system; technological changes; the effect of acquisitions that the Company may make, if any, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from its acquisitions; changes in the level of the Company’s nonperforming assets and charge-offs; oversupply of inventory and continued deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible other-than-temporary impairment of securities held by us; changes in consumer spending, borrowing and savings habits; ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; unanticipated regulatory or judicial proceedings; and the Company’s ability to manage the risks involved in the foregoing.  Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2013 Annual Report on Form 10-K of Pacific Premier Bancorp, Inc. filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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Contact:

Pacific Premier Bancorp, Inc.

Steven R.  Gardner
President/CEO
949.864.8000

Kent J. Smith
Executive Vice President/CFO
949.864.8000